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                                                                    EXHIBIT 10.1




                        STERLING CHEMICALS HOLDINGS, INC.
                            STERLING CHEMICALS, INC.

                          KEY EMPLOYEE PROTECTION PLAN


                             PRELIMINARY STATEMENTS

         Sterling Chemicals Holdings, Inc. ("Holdings") and Sterling Chemicals, Inc. ("Chemicals") are Delaware corporations. The Board of Directors of Holdings (the "Holdings Board") and the Board of Directors of Chemicals (the "Chemicals Board") have duly adopted this Plan, effective as of January 1, 2000 (the "Effective Date").

                                    ARTICLE I

                         Definitions and Interpretations

         Section 1.01. Definitions. Capitalized terms used in this Plan shall have the following respective meanings, except as otherwise provided or as the context shall otherwise require:

         "Annual Compensation" shall mean, when used as of any date with reference to any Participant, the sum of (i) the highest annual base salary of such Participant in effect at any time during the three-year period ending immediately prior to the date on which the applicable Change of Control occurs plus (ii) the Targeted Bonus, if any, of such Participant in effect immediately prior to the date on which the applicable Change of Control occurs.

         "Applicable Multiplier" shall mean, when used with reference to any Participant, the multiplier specified in the Instrument of Designation executed and delivered by Holdings and such Participant in accordance with Section 2.01(b); provided, however, that in no event shall the Applicable Multiplier of any Participant be less than 0.50 (except as provided in Section 2.03) or greater than 2.99.

         "Benefit Plan" shall mean any employee benefit plan (including any employee benefit plan within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974), program, arrangement or practice maintained, sponsored or provided by Holdings or any Subsidiary, including those relating to bonuses, incentive compensation, retirement benefits, stock options, stock ownership or stock awards, healthcare and medical benefits, disability benefits, death benefits, disability, life, accident and travel insurance, sick leave, vacation pay or termination pay.


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         "CEO" shall mean the Chief Executive Officer of Holdings.

         "Chairman" shall mean the Chairman of the Board of Holdings.

         "Change of Control" shall mean the occurrence of any of the following events: (i) Holdings shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than a previously wholly-owned Subsidiary), (ii) Holdings sells, leases or exchanges all or a substantial part of its assets (other than in the ordinary course of business) to any other person or entity (other than a wholly-owned Subsidiary), (iii) Holdings is to be dissolved and liquidated, (iv) Chemicals sells, leases or exchanges all or a substantial part of its assets (other than in the ordinary course of business) to any other person or entity (other than Holdings or another wholly-owned Subsidiary), (v) Chemicals ceases to be a wholly-owned Subsidiary for any reason other than a merger, consolidation or other reorganization in which Holdings or a wholly-owned Subsidiary is the surviving entity, (vi) Chemicals sells, leases or exchanges all or substantially all of its assets to any other person or entity (other than Holdings or another wholly-owned Subsidiary), (vii) any person or entity, including a "group" as contemplated by section 13(d)(3) of the Securities Exchange Act of 1934, as amended, acquires or gains ownership or control (including the power to vote) of more than 50% of the outstanding shares of Holdings' voting stock (based upon voting power) or (viii) as a result of or in connection with any tender or exchange offer, merger or other business combination, sale of assets or contested election of directors (by proxy or otherwise), the persons who were directors of Holdings immediately prior to such offer, merger or other business combination, sale of assets or election shall cease to constitute a majority of the Holdings Board (or a majority of the board of directors of any successor to Holdings) or a majority of the elected officers of Holdings immediately prior to such offer, merger or other business combination, sale of assets or election shall cease to serve as elected officers of Holdings (or any successor to Holdings).

         "Chemicals" has the meaning specified in the Preliminary Statements.

         "Chemicals Board" has the meaning specified in the Preliminary Statements.

         "Code" shall mean the Internal Revenue Code of 1986, as amended. Reference in this Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

         "Company" shall mean Holdings and the Subsidiaries, including
Chemicals.

         "Compensation Committee" shall mean the Compensation Committee of the Holdings Board.



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         "Disability" shall mean, when used with reference to any Participant, a physical or mental condition of such Participant that, in the opinion of a licensed physician reasonably acceptable to Holdings and such Participant or his or her legal representative, (a) prevents such Participant from being able to perform the services required of him or her as an employee of the Company, (b) has continued for at least 180 days during any period of twelve consecutive months and (c) is reasonably expected to continue.

         "Effective Date" has the meaning specified in the Preliminary
Statements.

         "Good Reason" shall mean, when used with reference to any Participant, any of the following actions or failures to act, but in each case only if it occurs at the time of or after a Change of Control and while such Participant is employed by Holdings or any Subsidiary and then only if it is not consented to by such Participant in writing:

                  (a) if (but only if) such Participant is Grade S23 or higher, a material change in such Participant's reporting responsibilities, titles or elected or appointed offices as in effect immediately prior to the date on which the Change of Control occurs, including any change caused by the removal of such Participant from, or the failure to re-elect such Participant to, any material corporate office of the Company held by such Participant immediately prior to the date on which the Change of Control occurs but excluding any such change that occurs in connection with such Participant's death, disability or retirement;

                  (b) if (but only if) such Participant is Grade S23 or higher, the assignment to such Participant of duties and/or responsibilities that are materially inconsistent with such Participant's status, positions, duties, responsibilities and functions with the Company immediately prior to the date on which the Change of Control occurs;

                  (c) a material reduction by the Company in such Participant's total compensation in effect immediately prior to the date on which the Change of Control occurs or as such compensation may thereafter be increased from time to time;

                  (d) the failure of the Company to continue such Participant's eligibility for participation in Benefit Plans providing benefits that, in the aggregate, are at least as favorable to such Participant as those provided under the Benefit Plans in which he or she was a participant immediately prior to the date on which the Change of Control occurs;

                  (e) the failure of the Company to maintain Benefit Plans entitling such Participant to benefits that, in the aggregate, are at least as favorable to such Participant as those available to such Participant immediately prior to the date on which the Change of Control occurs;



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                  (f) any change of more than 75 miles (or, in the case of any
         Participant for whom the Compensation Committee has approved a shorter distance, such shorter distance) in the location of the principal place of employment of such Participant immediately prior to the date on which the Change of Control occurs;

                  (g) any purported termination of such Participant's employment for Misconduct or Disability not in accordance with the provisions of
         Section 3.02; or

                  (h) any purported termination of such Participant's participation in this Plan not in accordance with the provisions of
         Section 2.01(c).

For purposes of this definition, none of the actions described in clauses (a) through (c) above shall constitute a Good Reason with respect to any Participant if it was an isolated and inadvertent action not taken in bad faith by the Company and if it is remedied by the Company promptly after receipt of notice thereof given by such Participant. For purposes of this definition, any action or failure to act described in clauses (a) through (h) above shall cease to be a Good Reason with respect to any Participant on the date which is 60 days after such Participant acquires actual knowledge of such action or failure to act unless, prior to such date, such Participant gives a Termination Notice pursuant to Section 3.01. In the event of any dispute between the Company, on the one hand, and any Participant, on the other hand, with respect to the amount of total compensation of such Participant for purposes of clause (c) above or the aggregate value or level of any of such Participant's benefits for purposes of clause (d) or (e) above, the Company and such Participant shall use their best efforts to resolve such dispute themselves. If they are unable to resolve the dispute within 15 business days, Deloitte & Touche L.L.P., or such other nationally recognized accounting firm or employee benefits firm acceptable to the Company and such Participant, shall be engaged by the Company to make its own determination with respect to the dispute and the determination by such firm shall be final and binding on the Company (including the Compensation Committee) and such Participant. If any firm is engaged with respect to any dispute as aforesaid, (i) such firm shall be instructed to make its determination as soon as practicable and to use such materiality standard as such firm may determine to be reasonable under the circumstances and (ii) the disputants shall provide such firm with all books, records and other information relevant to such dispute as such firm may reasonably request. No firm engaged as aforesaid shall be liable or responsible to the Company (including the Compensation Committee) or any Participant for any determination made by such firm in good faith.

         "Grade" shall mean (i) when used with reference to any Participant for purposes of Section 2.02, his or her salary classification by the Company immediately prior to the date on which a Change of Control occurs and (ii) when used with reference to any Participant for purposes of Section 2.03, his or her salary classification by the Company on the relevant Termination Date.

         "Holdings" has the meaning specified in the Preliminary Statements.

         "Holdings Board" has the meaning specified in the Preliminary
Statements.



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         "Misconduct" shall mean, when used with reference to any Participant:

                  (a) the commission by such Participant of acts that are both dishonest and demonstrably injurious to the Company (monetarily or otherwise) in any material respect;

                  (b) the failure of such Participant to observe and comply with the Company's published policies relating to alcohol and drugs, harassment or antitrust;

                  (c) the failure of such Participant to observe and comply with any other lawful published policy of the Company, but, in the case of any such failure that is capable of being remedied, only if such failure shall have continued unremedied for more than 30 days after written notice thereof is given to such Participant by Holdings and/or Chemicals;

                  (d) the willful failure of such Participant to observe and comply with all lawful and ethical directions and instructions of the Holdings Board, the Chairman and/or the CEO;

                  (e) the failure of such Participant to perform, in any material respect, his or her duties with the Company, but only if such failure was not caused by disability or incapacity and shall have continued unremedied for more than 30 days after written notice thereof is given to such Participant by Holdings and/or Chemicals;

                  (f) the conviction of such Participant for a felony offense;
         or

                  (g) any willful conduct on the part of such Participant that prejudices, in any material respect, the reputation of the Company in the fields of business in which it is engaged or with the investment community or the public at large, but only if such Participant knew, or should have known, that such conduct could have such result.

For purposes of clauses (d) and (g) above, no act or failure to act on the part of any Participant shall be considered "willful" if such act or failure to act was done or omitted to be done by such Participant in good faith and with the reasonable belief that such Participant's action or omission was in the best interest of the Company. If any Participant is a party to a written employment agreement with the Company, then clause (d) above shall not apply to any directions or instructions that are contrary to or inconsistent with any of the positions, functions, duties or reporting responsibilities of such Participant as set forth in such written employment agreement or that violate any of such Participant's rights, privileges or immunities under such employment agreement. In case of any dispute regarding whether or not any conduct by a Participant meets any of the standards set forth in clauses (a) through (g) above, the burden of proof shall rest with the Company.



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         "Participants" shall mean, except as otherwise provided in Section
2.01(c), those employees of Holdings or any Subsidiary who are from time to time designated by the Compensation Committee as Participants in accordance with
Section 2.01(b).

         "Pension Plan" shall mean the Sterling Chemicals, Inc. Amended and Restate Salaried Employees' Pension Plan (effective as of May 1, 1996) or any successor plan.

         "Plan" shall mean this Key Employee Protection Plan, as amended, supplemented or modified from time to time in accordance with its terms.

         "Qualified Plan" shall mean a "qualified plan" within the meaning of section 401(a) of the Code.

         "Severance Amount" has the meaning specified in Section 2.02(a)(i).

         "Subsidiary" shall mean any corporation, limited partnership, general partnership, limited liability company or other form of entity a majority of any class of voting stock or other voting rights of which is owned, directly or indirectly, by Holdings.

         "Targeted Bonus" shall mean, when used with reference to any Participant at any time, the amount determined by multiplying the annual base salary of such Participant in effect immediately prior to the applicable Change of Control times such Participant's Target Bonus Percentage, if any, in effect immediately prior to the date on which such Change of Control occurs under the Company's bonus plan for salaried employees.

         "Termination Date" shall mean the termination date specified in a Termination Notice delivered in accordance with Article III.

         "Termination Notice" shall mean, as appropriate, (a) a notice from a Participant to Holdings purporting to terminate such Participant's employment for Good Reason in accordance with Section 3.01 or (b) a notice from Holdings and/or Chemicals to any Participant purporting to terminate such Participant's employment for Misconduct or Disability in accordance with Section 3.02.

         Section 1.02. Interpretation. In this Plan, unless a clear contrary intention appears, (a) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Plan as a whole and not to any particular Article, Section or other subdivision, (b) reference to any Article or Section, means such Article or Section hereof and (c) the words "including" (and with correlative meaning "include") means including, without limiting the generality of any description preceding such term. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.



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                                   ARTICLE II

                            Eligibility and Benefits

         Section 2.01. Eligible Employees. (a) This Plan is only for the benefit of Participants, and no other employees or personnel shall be eligible to participate in this Plan or to receive any rights or benefits hereunder.

         (b) The Compensation Committee (acting upon the recommendation of the Chairman and the CEO) shall be authorized from time to time to designate one or more members of a select group of management or highly compensated employees of the Company as Participants. Each such designation shall be evidenced by an Instrument of Designation signed by Holdings and the Participant substantially in the form of Exhibit A hereto. Each such Instrument of Designation, and the designation evidenced thereby, shall be binding on the Company.

         (c) In the event the Compensation Committee determines in good faith that any Participant is no longer a key employee of the Company and thus should not continue to participate in this Plan, the Compensation Committee shall be permitted, subject to the limitations set forth below, to terminate such Participant's participation in this Plan on such date as shall be specified by written notice delivered to such Participant not less than 60 days prior to the date so specified, which notice shall state that it is a termination notice given pursuant to this Section 2.01(c). Upon the effective date of such termination, such Participant shall cease to be a Participant and, accordingly, such Participant shall no longer be entitled to receive any rights or benefits hereunder; provided, however, that such termination shall not affect the rights or benefits of such Participant or the obligations of the Company accrued under this Plan as of the effective date of such termination or the rights or benefits of such Participant or the obligations of the Company accruing under this Plan after the effective date of such termination on account of any Change of Control that occurred on or before such effective date. Notwithstanding the foregoing, the Compensation Committee shall not be permitted to terminate any Participant's participation in this Plan unless the sole reason therefor is that, in the good faith opinion of the Compensation Committee, such Participant has ceased to be a key employee of the Company and thus should not continue to participate in this Plan. Without limitation of the foregoing, the Compensation Committee may not terminate any Participant's participation in this Plan if such termination is directly or indirectly related to, connected with, in anticipation of, in furtherance of, pursuant to the terms of or during the pendency of any Change of Control or is for the purpose of directly or indirectly encouraging or facilitating a Change of Control. In case of any dispute regarding whether or not any purported termination of any Participant's participation in this Plan is permitted by, or satisfies any of the requirements of, this paragraph (c), the burden of proof shall rest with the Company.



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         Section 2.02. Description of Benefits Triggered by Termination
following a Change of Control. (a) Each Participant shall be entitled to receive the benefits described below if a Change of Control occurs after the Effective Date and if, within two years after the date on which such Change in Control occurs, either such Participant terminates his or her employment for Good Reason in accordance with Section 3.01 or the Company terminates such Participant's employment for any reason other than a termination for Misconduct or Disability in accordance with Section 3.02:

                  (i) the Company shall pay to such Participant, within 30 days after the Termination Date, a lump sum cash payment equal to the sum of
         (A) the amount (the "Severance Amount") determined (subject to Section 2.04(b)) by multiplying the Annual Compensation of such Participant times the Applicable Multiplier, plus (B) all unused vacation time accrued by such Participant as of the Termination Date under the Company's vacation policy, plus (C) all accrued but unpaid compensation earned by such Participant as of the Termination Date, plus (D) all unpaid vested benefits earned or accrued by such Participant as of the Termination Date under any Benefit Plan (other than a Qualified Plan) in effect immediately prior to the date on which the Change of Control occurs; and

                  (ii) for a period of 24 months (including 18 months of COBRA coverage) following the Termination Date, such Participant shall continue to be covered by all life, health care, medical and dental insurance plans and programs (excluding disability) of the Company by which he or she was covered on the Termination Date notwithstanding any subsequent termination or amendment of any such plan or programs and notwithstanding any eligibility provisions thereof to the contrary, provided that (A) such Participant makes a timely COBRA election following the Termination Date and (B) such Participant pays the regular employee premium required by such plans and programs or by COBRA, as the case may be.

         (b) No Participant shall be entitled to receive any of the benefits described in this Section 2.02 on account of any Change of Control unless such Change of Control occurred while such Participant was employed by the Company.

         Section 2.03. Description of Benefits Triggered by Termination Without a Change of Control. (a) The Compensation Committee shall be authorized, in its discretion, to confer the benefits described in paragraph (b) below upon one or more Participants who are Grade S23 or higher. As used in paragraph (b) below, "Senior Executive Participants" means those Participants, if any, who are Grade 23 or higher and upon whom the Compensation Committee shall have conferred the benefits provided by paragraph (b) below; provided, however, that each Senior Executive Participant who ceases to be a Participant in accordance with Section 2.01(c) shall thereupon also cease to be a Senior Executive Participant.



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         (b) If, under circumstances where Section 2.02 is inapplicable, any
Senior Executive Participant terminates his or her employment for Good Reason in accordance with Section 3.01 or the Company terminates such Senior Executive Participant's employment for any reason other than a termination for Misconduct or Disability in accordance with Section 3.02, then such Senior Executive Participant shall be entitled to receive, and the Company shall be obligated to pay and provide, all the benefits described in Section 2.02 the same as if a Change of Control had occurred on the date which is 60 days prior to the relevant Termination Date; provided, however, that, for purposes of calculating the Severance Amount payable to such Senior Executive Participant under this
Section 2.03, the Applicable Multiplier of such Senior Executive Participant shall be reduced by 50%. In the case of each termination of employment covered by this Section 2.03, a Change of Control shall be deemed to have occurred on the date which is 60 days prior to the relevant Termination Date and, accordingly, all other provisions of this Plan shall be construed as if a Change of Control had actually occurred on such date.

         Section 2.04. Additional Provisions Relating to Benefits under Sections
2.02 and 2.03. (a) Anything in this Plan to the contrary notwithstanding, (i) the Company shall not be obligated to pay a Severance Amount to any Participant below Grade S23 or continue the non-COBRA benefits described in Section 2.02(a)(ii) for such Participant if the Termination Date is after such Participant's normal Retirement Date (as defined in the Pension Plan) and (ii) the Company's obligation to continue the benefits described in Section 2.02(a)(ii) for any Participant shall cease if and when such Participant becomes employed, on a full-time basis, by a third party which provides such Participant with substantially similar benefits.

         (b) Anything in this Plan to the contrary notwithstanding, in the event any Participant becomes entitled to receive a Severance Amount and if such Participant shall also be entitled to receive any lump-sum separation or severance pay under any Benefit Plan (other than this Plan) or any agreement between such Participant and the Company, then such Severance Amount shall be reduced by the amount of such lump-sum separation or severance pay.

         Section 2.05. Certain Additional Payments by the Company. Anything in this Plan to the contrary notwithstanding, in the event it shall be determined that any payment or distribution to or for the benefit of any Participant under this Plan (the "Triggering Payment") would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest or penalties, being collectively referred to below as the "Excise Tax"), then such Participant shall be entitled to receive from the Company an additional payment (the "Gross-Up Payment") in an amount such that after payment by such Participant of all taxes (including any interest or penalties imposed with respect to such taxes) including any Excise Tax imposed on the Gross-Up Payment, such Participant retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Triggering Payment. Notwithstanding the foregoing, in no event shall any Participant be entitled to receive a Gross-Up Payment greater than 25% of such Participant's Annual Compensation. All determinations required to be made under this



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Section 2.05 with respect to a particular Participant shall be made by the independent accounting firm then retained by Holdings in the ordinary course of business (which firm shall provide detailed supporting calculations to the Company and such Participant) and such determinations shall be final and binding on the Company (including the Compensation Committee) and all Participants.

         Section 2.06. Cost of Plan; Plan Unfunded; Participant's Rights Unsecured. The entire cost of this Plan shall be borne by the Company, and no contributions shall be required of the Participants. The Company shall not be required to establish any special or separate fund or make any other segregation of funds or assets to assure the payment of any benefit hereunder. The right of any Participant to receive the benefits provided for herein shall be an unsecured claim against the general assets of the Company.

                                   ARTICLE III

                               Termination Notices

         Section 3.01. Termination Notices from Participants. For purposes of this Plan, in order for any Participant to terminate his or her employment for Good Reason, such Participant must give a written notice of termination to Holdings and/or Chemicals, which notice shall be in writing and signed by such Participant, shall be dated the date it is given to Holdings and/or Chemicals, shall specify the termination date and shall state that the termination is for a Good Reason and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for such Good Reason. Any Termination Notice given by a Participant that is not in compliance, in all material respects, with the foregoing requirements shall be invalid and ineffective for purposes of this Plan. If Holdings or Chemicals receives from any Participant a Termination Notice that it believes is invalid and ineffective as aforesaid, it shall promptly notify such Participant of such belief and the reasons therefor.

         Section 3.02. Termination Notices from Company. For purposes of this Plan, in order for the Company to terminate any Participant's employment for Misconduct, Holdings and/or Chemicals must give a written notice of termination to such Participant, which notice shall be dated the date it is given to such Participant, shall specify the termination date and shall state that the termination is for Misconduct and shall set forth in reasonable detail the particulars thereof. For purposes of this Plan, in order for the Company to terminate any Participant's employment for Disability, Holdings and/or Chemicals must give a written notice of termination to such Participant, which notice shall be dated the date it is given to such Participant, shall specify the termination date and shall state that the termination is for Disability and shall set forth in reasonable detail the particulars thereof. Any Termination Notice given by Holdings and/or Chemicals that is not in compliance, in all material respects, with the foregoing requirements shall be invalid and ineffective for purposes of this Plan. Any Termination Notice purported to be given by Holdings and/or Chemicals to any Participant after the death or retirement of such Participant shall be invalid and ineffective.



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                                   ARTICLE IV

                               Dispute Resolution

      Section 4.01. Negotiation. Subject to Section 4.03, in case a dispute or controversy shall arise between any Participant (or any person claiming by, through or under any Participant) and the Company (including the Compensation Committee) relating to or arising out of this Plan, either disputant may give written notice to the other disputant ("Dispute Notice") that it wishes to resolve such dispute or controversy by negotiations, in which event the disputants shall attempt in good faith to negotiate a resolution of such dispute or controversy. If the dispute or controversy is not so resolved within 30 days after the effective date of the Dispute Notice, subject to Section 4.03, either disputant may initiate arbitration of the matter as provided in Section 4.02. All negotiations pursuant to this Section 4.01 shall be held at the Company's principal offices in Houston, Texas (or such other place as the disputants shall mutually agree) and shall be treated as compromise and settlement negotiations for the purposes of the federal and state rules of evidence and procedure.

         Section 4.02. Arbitration. Subject to Section 4.03, any dispute or controversy arising out of or relating to this Plan which has not been resolved by negotiations in accordance with Section 4.01 within 60 days of the effective date of the Dispute Notice shall be finally settled by arbitration conducted expeditiously in accordance with the labor arbitration rules of the American Arbitration Association. The arbitrator shall be not empowered to award damages in excess of compensatory damages and each disputant shall be deemed to have irrevocably waived any damages in excess of compensatory damages. The arbitrator's decision shall be final and legally binding on the disputants and their successors and assigns. The fees and expenses of the arbitrator shall be borne solely by the prevailing disputant or, in the event there is no clear prevailing disputant, as the arbitrator deems appropriate. All arbitration conferences and hearings shall be held in Houston, Texas.

         Section 4.03. Exclusivity, etc. The dispute resolution procedures set forth in Sections 4.01 and 4.02 shall not apply to any matter which, by the express provisions of this Plan, is to be finally determined by the Compensation Committee or by an accounting firm or employee benefits firm. No legal action may be brought with respect to this Plan except for the purpose of specifically enforcing the provisions of this Article IV or for the purpose of enforcing any arbitration award made pursuant to Section 4.02.

                                    ARTICLE V

                            Miscellaneous Provisions

         Section 5.01. Cumulative Benefits. Except as provided in Section 2.04(b), the rights and benefits provided to any Participant under this Plan are cumulative of, and are in addition to, all of the other rights and benefits provided to such Participant under any Benefit Plan or any agreement between such Participant and the Company.



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         Section 5.02. No Mitigation. No Participant shall be required to mitigate the amount of any payment provided for in this Plan by seeking or accepting other employment following a termination of his or her employment with the Company or otherwise, nor shall the amount of any payment provided for in this Plan be reduced by any compensation or benefit earned by a Participant as the result of employment by another employer or by retirement benefits. The Company's obligations to make payments to any Participant required under this Plan shall not be affected by any set off, counterclaim, recoupment, defense or other claim, right or action that the Company may have against such Participant.

         Section 5.03. Amendment and Termination. (a) The Holdings Board and the Chemicals Board shall be entitled to terminate this Plan at any time and for any reason; provided, however, that in no event shall such termination become effective with respect to any Participant prior to 90 days after notice of such termination is given to such Participant.

         (b) The Holdings Board and the Chemicals Board shall be entitled to amend this Plan at any time and for any reason; provided, however, that no amendment that would effectively reduce, alter, suspend or otherwise impair or prejudice the rights and benefits (whether accrued or unaccrued) of any Participant in any material respect (a "Material Amendment") shall become effective with respect to any Participant prior to 90 days after notice of such amendment is given to such Participant. For purposes of this paragraph (b), the termination of a Participant's participation in this Plan in accordance with
Section 2.01(c) shall not be deemed to be an amendment of this Plan.

         (c) Notwithstanding the foregoing, no termination of this Plan and no Material Amendment shall be effective with respect to, or binding upon, any person who at the time is a Participant if such termination or such Material Amendment is directly or indirectly related to, connected with, in anticipation of, in furtherance of, pursuant to the terms of or during the pendency of any Change of Control or is for the purpose of directly or indirectly encouraging or facilitating a Change of Control.

         (d) No termination or amendment of this Plan shall affect the rights or benefits of any Participant or the obligations of the Company accrued under this Plan as of the effective date of such termination or amendment or any of the rights or benefits of such Participant or the obligations of the Company accruing under this Plan after the effective date of such termination or amendment on account of any Change of Control that occurred prior to such effective date. If any Participant shall become entitled to benefits under this Plan during the term of this Plan, then, notwithstanding the termination or amendment of this Plan, the benefits payable hereunder to such Participant shall be paid in full.

         (e) In case of any dispute regarding whether or not any purported termination or amendment of this Plan is permitted by, or satisfies any of the requirements of, this Section 5.03, the burden of proof shall rest with the Company.

         (f) As used in this Section 5.03, "Holdings Board" shall include the board of directors of any successor to Holdings and "Chemicals Board" shall include the board of directors of any successor to Chemicals.

         Section 5.04. Enforceability. The provisions of this Plan (i) are for the benefit of, and may be enforced directly by, each Participant the same as if the provisions of this Plan were set forth in their entirety in a written instrument executed and delivered by the Company and such Participant and (ii) constitute a continuing offer to all present and future Participants. Holdings and Chemicals, by their adoption of this Plan, (a) acknowledge and agree that each present and future Participant has relied upon and will continue to rely upon the provisions of this Plan in becoming, and serving as, an employee of the Company, (b) waive reliance upon, and all notices of acceptance of, this Plan by the Participants and (c) acknowledge and agree that no present or future Participant shall be prejudiced in his or her right to enforce directly the provisions of this Plan in accordance with the terms by any act or failure to act on the part of the Company.

         Section 5.05. Administration. (a) The Compensation Committee shall have full and final authority to make determinations with respect to the administration of this Plan, to construe and interpret its provisions and to take all other actions deemed necessary or advisable for the proper administration of this Plan, but such authority shall be subject to the provisions of this Plan. Subject to Section 2.02(c), the Compensation Committee shall have no authority to change or modify the level of benefits provided for Participants under this Plan. No discretionary action by the Compensation Committee shall amend or supersede the express provisions of this Plan. In making determinations and taking other actions with respect to this Plan, the members of the Compensation Committee will be deemed to be fiduciaries with the same duties imposed upon plan fiduciaries by the Employee Retirement Income Security Act of 1974.

         (b) The members of the Compensation Committee shall receive no additional compensation for their services relating to this Plan. Any expenses properly incurred by the Compensation Committee incident to this Plan, including the cost of any bond required by applicable law, shall be paid by the Company.

         (c) The Company shall indemnify and hold harmless each member of the Compensation Committee against and all expenses and liabilities arising out of his or her administrative functions or fiduciary responsibilities, including any expenses and liabilities that are caused by or result from an act or omission constituting the negligence of such member in the performance of such functions or responsibilities, but excluding expenses and liabilities that are caused by or result from such member's own gross negligence or willful misconduct. Expenses against which such member shall be indemnified hereunder shall include, without limitation, the amounts of any settlement or judgment, costs, counsel fees, and related charges reasonably incurred in connection with a claim asserted or a proceeding brought or settlement thereof.

         Section 5.06. Release of Claims. As a condition to receipt of the benefits under this Plan, a Participant will be required to sign an agreement, to be prepared by Holdings, in which he or she releases the Company and its successors, assigns, divisions, subsidiaries, representatives, agents, officers, directors, stockholders, and employees from any claims, demands and/or causes of action relating to or arising out of the termination of his or her employment with the Company, including, but not limited to any statutory claims under the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Civil Rights Acts of 1964 and 1991, and/or the Texas Commission on Human Rights Act.

         Section 5.07. Assignability. The Company shall have the right to assign this Plan and to delegate its duties and obligations hereunder, but not otherwise; provided, however, that no such assignment shall relieve or discharge the Company of or from any of its obligations under this Plan. Unless otherwise approved by the Compensation Committee, no Participant shall transfer or assign any of his or her rights under this Plan except by will or the laws of descent and distribution.

         Section 5.08. Successors and Assigns. This Plan shall be binding upon and inure to the benefit of the Company and its successors and assigns. This Plan and all rights of each Participant shall inure to the benefit of and be enforceable by such Participant and his or her personal or legal representatives, executors, administrators, heirs and permitted assigns. If any Participant should die while any amounts are due and payable to such Participant hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Plan to such Participant's devisees, legatees or other designees or, if there be no such devisees, legatees or other designees, to such Participant's estate.

         Section 5.09. Notices. All notices and other communications provided for in this Plan shall be in writing and shall be sent, delivered or mailed, addressed as follows: (i) if to Holdings, Chemicals or any other Subsidiary, at Holdings' principal office address or such other address as Holdings may have designated by written notice to all Participants for purposes hereof, directed to the attention of the Treasurer, and (ii) if to any Participant, at his or her residence address on the records of Holdings or to such other address as he or she may have designated to Holdings in writing for purposes hereof. Each such notice or other communication shall be deemed to have been duly given or mailed by United States registered mail, return receipt requested, postage prepaid, except that any change of notice address shall be effective only upon receipt.

         Section 5.10. Tax Withholdings. The Company shall have the right to deduct from any payment hereunder all taxes (federal, state or other) which it is required to be withhold therefrom.

         Section 5.11. No Employment Rights Conferred. Nothing contained in this Plan shall (i) confer upon any Participant any right with respect to continuation of employment with the Company or (ii) subject to the rights and benefits of any Participant hereunder, interfere in any way with the right of the Company to terminate such Participant's employment at any time.

         Section 5.12. Governing Law. This Plan shall be governed in accordance with the laws of the State of Texas and applicable federal law.

         IN WITNESS WHEREOF, and as conclusive evidence of the adoption of this Plan by the Holdings Board and the Chemicals Board, Holdings and Chemicals have each caused this Plan to be duly executed in its name and behalf by its proper officer thereunto duly authorized as of the Effective Date.


                                       STERLING CHEMICALS HOLDINGS, INC.


                                       By:
                                          --------------------------------------
                                          Frank P. Diassi, Chairman of the Board


                                       STERLING CHEMICALS, INC.


                                       By:
                                          --------------------------------------
                                          Frank P. Diassi, Chairman of the Board

                                    EXHIBIT A

                        STERLING CHEMICALS HOLDINGS, INC.

                            Instrument of Designation

         THIS INSTRUMENT OF DESIGNATION (this "Instrument") is intended to evidence the designation by the Compensation Committee of the Board of Directors of Sterling Chemicals Holdings, Inc., a Delaware corporation (the "Corporation"), of the undersigned employee as a "Participant," within the meaning of that certain Key Employee Protection Plan of the Corporation and Sterling Chemicals Holdings, Inc., a Delaware corporation, with an Applicable Multiplier (as defined therein) of _____________.

         IN WITNESS WHEREOF, the Corporation has caused its duly authorized officer to execute this Instrument effective as of the date set forth below.


Dated:                                     STERLING CHEMICALS HOLDINGS, INC.

                                           By:
                                              ----------------------------------
                                           Printed Name:
                                                        ------------------------
                                           Title:
                                                 -------------------------------

EMPLOYEE:


-------------------------------------
Printed Name:
             ------------------------